Exhibit 99.1

IMAX CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

HIGHLIGHTS

•	Strong box office across Asia drove IMAX results, offering encouraging signs of pent-up demand among global audiences with a robust Hollywood slate scheduled ahead
•	IMAX posted another quarter of sequential improvement in key financial metrics, validating the Company’s superior asset-light business model and strategic market position in the entertainment industry
•	IMAX ended the quarter with $317 million of cash and cash equivalents
•

IMAX installed 71 systems and signed agreements for 65 systems for the full year, demonstrating continued partner demand for IMAX® theater systems, contributing to a strong 527 system backlog despite the COVID-19 pandemic

NEW YORK – March 4, 2021 – IMAX Corporation (NYSE: IMAX) today reported results for the fourth quarter and full year 2020 driven by the strong recovery of the Asian box office, which offered an encouraging sign of continued demand for The IMAX Experience® around the world.

Results for the fourth quarter reflect the strong performance of the IMAX network in China and Japan, where local language releases recorded robust box office at near pre-pandemic levels, tapping into pent-up demand for big screen experiences. Additionally, fourth quarter results benefitted from the Company's continued growth in its global network, demonstrating strong exhibitor and consumer demand for The IMAX Experience®.  IMAX installed 33 systems and signed 11 agreements in the fourth quarter, ending the year with 527 systems in backlog.

“As the world’s only global blockbuster entertainment platform, we are encouraged to see that audiences are eager to return to the movies where the virus is under control and they feel safe, and this promising trend is reflected in our consistent financial improvement since the start of the pandemic,” said IMAX CEO, Richard L. Gelfond. “IMAX continues to lead the recovery of the movie industry in markets like China and Japan as audiences seek out The IMAX Experience®, driving record-breaking performances among local language films, gaining market share, and growing our relationships with local exhibitors, studios, and filmmakers.”

“Given strong demand for The IMAX Experience in Asia, the extremely promising pipeline of Hollywood blockbusters, and the accelerating pace of vaccinations in North America and Europe, we remain confident and optimistic that the global film industry is poised for a strong and sustainable recovery in the second half of 2021.”

“As we manage through the pandemic, IMAX continues to benefit from its strong, differentiated business model and unique position in the entertainment ecosystem. Our global footprint offers access to open markets and thriving local language film industries. Our premium experience and strong brand help ensure that our passionate, engaged fans will be among the first to return to theaters. Finally, our asset-light, flexible model enables us to manage costs, capitalize on opportunities in this dynamic environment, and generate the improving financial results we posted in the fourth quarter.”

IMAX reported fourth quarter 2020 revenues of $56.0 million, gross margin of $20.3 million, and a net (loss) attributable to common shareholders of ($21.2) million, or ($0.36) per diluted share, and operating cash inflows of $7.8 million.

IMAX achieved positive EBITDA per Credit Facility(1) and free cash flow for the first time since the first quarter of 2020, despite capacity limitations and continued delays in the Hollywood film slate. The Company has posted sequential quarterly improvement in EBITDA, cash flow, revenue, and box office since the global impact of the pandemic first took hold in the second quarter of 2020. As a result, the Company continued to strengthen its balance sheet, ending the year with $317 million in cash and cash equivalents, up from $305 million at the close of the third quarter.

IMAX results reflect the COVID-19 related partial closure of the Company’s network as well as the inclusion of a number of notable non-cash items, including: a valuation allowance to reduce the value of deferred tax assets of $4.9 million or $0.08 per share; a $3.0 million provision for current expected credit losses reflecting a reduction in the credit quality of the theater receivables balances and the heightened collection risk associated with certain movie studios in foreign markets; and, a $2.9 million write-down of excess and obsolete inventory. The company also recorded a $4.1 million charge associated with the final judgement in a legal matter and received $1.9 million of COVID-19 government relief benefits.

Fourth Quarter and December Year-to-Date Financial Highlights

	Three Months Ended			Year Ended
	December 31,			December 31,
In thousands except per share data	2020	2019	YoY % Change	2020	2019	YoY % Change
Total Revenue	$56.0	$124.3	(54.9%)	$137.0	$395.7	(65.4%)

Gross Margin	$20.3	$62.4	(67.4%)	$21.5	$214.2	(89.9%)
Gross Margin (%)	36.3%	50.2%		15.7%	54.1%

Net (Loss) Income attributable to common shareholders	$(21.2)	$18.2	N/A	$(143.8)	$46.9	N/A
Diluted Net (Loss) Income per share attributable to common shareholders	$(0.36)	$0.29	N/A	$(2.43)	$0.76	N/A
Adjusted Net (Loss) Income attributable to common shareholders(1)	$(12.7)	$21.5	N/A	$(112.1)	$64.8	N/A
Adjusted Net (Loss) Income per share attributable to common shareholders(1)	$(0.21)	$0.35	N/A	$(1.89)	$1.05	N/A

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$10.0	$47.0	(78.7%)	$(13.1)	$149.3	(108.8%)
Adjusted EBITDA Margin attributable to common shareholders (%) (1)	20.8%	41.7%	(50.0%)	(10.8%)	41.7%	(125.9%)

_____________

(1)	Non-GAAP Financial Measure

Note: For the definition and reconciliations of reported results to non-GAAP financial results, please refer to the discussion of non-GAAP financial measures at the end of this earnings release.

Fourth Quarter and December Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
4Q20	$17.7	$7.3	41.4%	$36.4	$13.6	37.5%
4Q19	43.3	24.7	56.9%	77.3	39.5	51.2%
% change	(59.1%)	(70.2%)		(52.9%)	(65.5%)

YTD 4Q20	$46.1	$4.2	9.2%	$79.8	$28.0	35.1%
YTD 4Q19	197.4	127.0	64.3%	179.9	86.4	48.0%
% change	(76.6%)	(96.7%)		(55.6%)	(67.6%)

_____________

(1)	Please refer to the Company’s Form 10-K for the period ended December 31, 2020 for additional segment information

IMAX Technology Network

•

IMAX Technology Network revenues decreased 59.1% to $17.7 million in the fourth quarter of 2020, compared to $43.3 million in the prior-year period. The partial closure of the Company’s network through the quarter and the release of fewer films, both a result of the COVID-19 global pandemic, drove the decline in gross box office and revenue.

•

Gross margin for the IMAX Technology Network declined 70.2% to $7.3 million in the fourth quarter of 2020. The decline was driven by lower segment revenue and ongoing fixed costs associated with the installed IMAX network.

IMAX Technology Sales and Maintenance

•

IMAX Technology Sales and Maintenance revenues decreased 52.9% to $36.4 million in the fourth quarter of 2020, compared with $77.3 million in the prior year period. The decline in revenue was the result of installing 12 fewer sales-type-lease and 5 fewer hybrid systems in the quarter.

•

Total gross margin for IMAX Technology Sales and Maintenance was $13.6 million compared to $39.5 million in the prior year period. The decrease in gross margin was the result of lower sales activity and revenue in the quarter.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of December 31, 2020 were $317 million. Total debt, excluding deferred financing fees, was $306 million as of December 31, 2020.

Share Count and Capital Return

The weighted average diluted shares outstanding at the end of the fourth quarter of 2020 declined 4.4% to 58.9 million, compared to 61.5 million in the fourth quarter of 2019, due primarily to share repurchase activity during the twelve-month period. During the fourth quarter of 2020, the Company did not repurchase any stock. A total of $89.4 million remains available under the Company’s outstanding share repurchase authorization, which was extended in June 2020 and now expires in June 2021.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company

Conference Call

The Company will host a conference call today at 4:30PM ET to discuss its fourth quarter and full year 2020 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 437-2398 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 792-1240. The conference ID for the call is 3139582. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 3139582.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of December 31, 2020, there were 1,650 IMAX theater systems (1,562 commercial multiplexes, 12 commercial destinations, 76 institutional) operating in 84 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Brett Harriss 212-821-0187 bharriss@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

###

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, the impact of COVID-19 on the Company’s business, financial conditions and results of operations and on the businesses of our customers and exhibitor partners; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry and broader entertainment industry, including both the in-home and out-of-home entertainment markets; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in entertainment technology; risks relating to consolidation among commercial exhibitors and movie studios; risks related to new business initiatives that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; general economic, market or business conditions; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from any of the Company’s restructuring initiatives; assumptions related to the foregoing; other risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements; (iii) IMAX Systems, (iv) IMAX Maintenance; (v) Other Theater Business; (vi) New Business Initiatives; (vii) Film Distribution; and (viii) Film Post-Production. The Company organizes its reportable segments into the following four categories, identified by the nature of the product sold or service provided:

(i)	IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from the Joint Revenue Sharing Arrangement (“JRSA”) segment;

(ii)	IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment;

(iii)	New Business Initiatives, which is a segment that includes activities related to the exploration of new lines of business and new initiatives outside of the Company’s core business; and

(iv)

Film Distribution and Post-Production, which includes activities related to the licensing of film content, the distribution of films primarily for the Company’s institutional theater partners (through the Film Distribution segment) and the provision of film post-production and quality control services (through the Film Post-Production segment).

Signings and Installations

	Twelve Months Ended December 31,
Theater System Signings:	2020		2019
New IMAX Theater Systems
Sales and sales-type lease arrangements	28		49
Hybrid joint revenue sharing lease arrangements	18		48
Traditional joint revenue sharing arrangements	2		7
Total new IMAX Theater Systems	48		104
Upgrades of IMAX Theater Systems	17		39
Total IMAX Theater System signings	65		143

	Twelve Months Ended December 31,
Theater System Installations:	2020		2019
New IMAX Theater Systems
Sales and sales-type lease arrangements	27		55
Hybrid joint revenue sharing lease arrangements	5		20
Traditional joint revenue sharing arrangements	23		54
Total new IMAX Theater Systems	55		129
Upgrades of IMAX Theater Systems	16		57
Total IMAX Theater System installations	71		186

	Twelve Months Ended December 31,
Theater Sales Backlog:	2020		2019
Sales and sales-type lease arrangements	185		178
Hybrid joint revenue sharing lease arrangements	147		140
Traditional joint revenue sharing lease arrangements	195	(1)	213	(1)
Total Theater backlog	527	(2)	531	(3)

	Twelve Months Ended December 31,
Theater Network:	2020		2019
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	672		659
Hybrid joint revenue sharing lease arrangements	140		139
Traditional joint revenue sharing lease arrangements	750		731
Total Commercial Multiplex Theaters	1,562		1,529
Commercial Destination Theaters	12		14
Institutional Theaters	76		81
Total Theater network	1,650		1,624

_____________

(1)	Includes 46 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2019 — 47).
(2)	Includes 148 new IMAX with Laser projection system configurations and 95 upgrades of existing locations to IMAX with Laser projection system configurations.
(3)	Includes 144 new IMAX with Laser projection system configurations and 92 upgrades of existing locations to IMAX with Laser projection system configurations.

IMAX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended
	December 31,		Year Ended
	(Unaudited)		December 31,
	2020	2019	2020	2019
Revenues
Technology sales	$25,626	$61,616	$49,728	$118,245
Image enhancement and maintenance services	20,209	43,570	59,318	188,547
Technology rentals	7,534	16,286	17,841	77,961
Finance income	2,621	2,807	10,116	10,911
	55,990	124,279	137,003	395,664
Costs and expenses applicable to revenues
Technology sales	17,533	30,513	33,170	63,627
Image enhancement and maintenance services	11,549	21,970	53,598	88,175
Technology rentals	6,595	9,437	28,695	29,690
	35,677	61,920	115,463	181,492
Gross margin	20,313	62,359	21,540	214,172
Selling, general and administrative expenses	25,238	34,189	108,485	123,456
Research and development	1,056	1,486	5,618	5,203
Amortization of intangibles	1,380	1,391	5,394	4,955
Credit loss expense	3,026	473	18,608	2,430
Asset impairments	-	-	1,151	-
Legal judgment and arbitration awards	4,105	-	4,105	-
Exit costs, restructuring charges and associated impairments	-	-	-	850
(Loss) income from operations	(14,492)	24,820	(121,821)	77,278
(Loss) gain in fair value of investments	(1,142)	2,026	(2,081)	(517)
Retirement benefits non-service expense	(168)	(257)	(600)	(737)
Interest income	546	473	2,388	2,105
Interest expense	(2,390)	(987)	(7,010)	(2,793)
(Loss) income before taxes	(17,646)	26,075	(129,124)	75,336
Income tax expense	(1,898)	(4,782)	(26,504)	(16,768)
Equity in (losses) gains of investees, net of tax	-	59	(1,858)	3
Net (loss) income	(19,544)	21,352	(157,486)	58,571
Net loss (income) attributable to non-controlling interests	(1,701)	(3,181)	13,711	(11,705)
Net (loss) income attributable to common shareholders	$(21,245)	$18,171	$(143,775)	$46,866
Net (loss) income per share attributable to common shareholders - basic and diluted:
Net (loss) income per share — basic and diluted	$(0.36)	$0.29	$(2.43)	$0.76

Weighted average number of shares outstanding (000's):
Basic	58,872	61,228	59,237	61,310
Fully Diluted	58,872	61,542	59,237	61,489
Additional Disclosure:
Depreciation and amortization(1)	$12,312	$17,987	$53,606	$63,487

_____________

(1)

Includes $0.3 million and $0.9 million of amortization of deferred financing costs charged to interest expense for the three months and year ended December 31, 2020, respectively ($0.1 million and $0.5 million, respectively).

IMAX CORPORATION

CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of dollars, except share amounts)

	As of December 31,
	2020	2019
Assets
Cash and cash equivalents	$317,379	$109,484
Accounts receivable, net of allowance for credit losses	56,300	99,513
Financing receivables, net of allowance for credit losses	131,810	128,038
Variable consideration receivable, net of allowance for credit losses	40,526	40,040
Inventories	39,580	42,989
Prepaid expenses	10,420	10,237
Film assets, net of accumulated amortization	5,777	17,921
Property, plant and equipment, net of accumulated depreciation	277,397	306,849
Investment in equity securities	13,633	15,685
Other assets	21,673	25,034
Deferred income tax assets	17,983	23,905
Other intangible assets, net of accumulated amortization	26,245	30,347
Goodwill	39,027	39,027
Total assets	$997,750	$889,069
Liabilities
Bank indebtedness, net of unamortized debt issuance costs	$305,676	$18,229
Accounts payable	20,837	20,414
Accrued and other liabilities	99,354	112,779
Deferred revenue	87,982	94,552
Deferred income tax liabilities	19,134	—
Total liabilities	532,983	245,974
Commitments and contingencies
Non-controlling interests	759	5,908
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
58,921,731 issued and 58,921,008 outstanding (December 31, 2019 — 61,362,872 issued and 61,175,852 outstanding)	407,031	423,386
Less: Treasury stock, 723 shares at cost (December 31, 2019 — 187,020)	(11)	(4,038)
Other equity	180,330	171,789
Accumulated deficit	(202,849)	(40,253)
Accumulated other comprehensive income (loss)	988	(3,190)
Total shareholders' equity attributable to common shareholders	385,489	547,694
Non-controlling interests	78,519	89,493
Total shareholders' equity	464,008	637,187
Total liabilities and shareholders' equity	$997,750	$889,069

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2020	2019
Cash provided by (used in):
Operating Activities
Net (loss) income	$(157,486)	$58,571
Adjustments to reconcile net (loss) income to cash from operations:
Depreciation and amortization	53,606	63,487
Credit loss expense	18,608	2,430
Write-downs	17,729	4,376
Deferred income tax expense	23,618	6,762
Share-based and other non-cash compensation	22,038	23,570
Unrealized foreign currency exchange (gain) loss	(1,355)	32
Loss in fair value of investments	2,081	517
Equity in losses (income) of investees	1,858	(3)
Changes in assets and liabilities:		—
Accounts receivable	33,597	(8,621)
Inventories	1,637	1,942
Film assets	(7,665)	(23,437)
Deferred revenue	(6,637)	(12,242)
Changes in other operating assets and liabilities	(24,640)	(27,008)
Net cash (used in) provided by operating activities	(23,011)	90,376
Investing Activities
Purchase of property, plant and equipment	(697)	(7,421)
Investment in equipment for joint revenue sharing arrangements	(6,654)	(40,489)
Acquisition of other intangible assets	(1,904)	(2,931)
Investment in equity securities	—	(15,153)
Net cash used in investing activities	(9,255)	(65,994)
Financing Activities
Increase in revolving credit facility borrowings	287,610	35,000
Repayment of revolving credit facility borrowings	—	(55,000)
Credit facility amendment fees paid	(1,073)	—
Settlement of restricted share units and options	(3,075)	(9,795)
Treasury stock repurchased for future settlement of restricted share units	(11)	(4,038)
Repurchase of common shares, IMAX China	(1,534)	(19,162)
Taxes withheld and paid on employee stock awards vested	(512)	(590)
Common shares issued - stock options exercised	—	2,404
Repurchase of common shares	(36,624)	(2,659)
Issuance of subsidiary shares to non-controlling interests (net of return on capital)	—	1,106
Dividends paid to non-controlling interests	(4,214)	(4,384)
Net cash provided by (used in) financing activities	240,567	(57,118)
Effects of exchange rate changes on cash	(406)	630
Increase (decrease) in cash and cash equivalents during year	207,895	(32,106)
Cash and cash equivalents, beginning of year	109,484	141,590
Cash and cash equivalents, end of year	$317,379	$109,484

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue
IMAX Technology Network
IMAX DMR	$10,204	$26,857	$28,265	$120,765
Joint revenue sharing arrangements, contingent rent	7,534	16,484	17,841	76,673
	17,738	43,341	46,106	197,438
IMAX Technology Sales and Maintenance
IMAX Systems	26,381	56,817	54,055	107,321
Joint revenue sharing arrangements, fixed fees	860	4,489	2,056	11,014
IMAX Maintenance	8,774	13,336	21,999	53,151
Other Theater Business	405	2,624	1,666	8,390
	36,420	77,266	79,776	179,876
New Business Initiatives	738	846	2,226	2,754
Film Distribution and Post-Production	1,178	2,419	8,719	12,210
	56,074	123,872	136,827	392,278
Other	(84)	407	176	3,386
Total revenues	$55,990	$124,279	$137,003	$395,664

Gross Margin (Margin Loss)
IMAX Technology Network
IMAX DMR(1)	$6,239	$16,990	$13,731	$78,592
Joint revenue sharing arrangements, contingent rent(1)	1,110	7,669	(9,500)	48,446
	7,349	24,659	4,231	127,038
IMAX Technology Sales and Maintenance
IMAX Systems (1)	10,319	31,445	24,816	58,168
Joint revenue sharing arrangements, fixed fees(1)	419	1,312	529	2,613
IMAX Maintenance	3,423	5,964	3,068	23,010
Other Theater Business	(515)	803	(438)	2,624
	13,646	39,524	27,975	86,415
New Business Initiatives	633	665	1,878	2,106
Film Distribution and Post-Production (1)(2)	(806)	(1,745)	(10,198)	(1,262)
	20,822	63,103	23,886	214,297
Other	(509)	(744)	(2,346)	(125)
Total Segment Margin	$20,313	$62,359	$21,540	$214,172

_____________

(1)

IMAX DMR segment margins include marketing cost of $0.6 million and $3.4 million for the three months and year ended December 31, 2020, respectively (2019 — $4.8 million and $22.5 million, respectively). JRSA gross margin includes advertising, marketing and commission expense of $0.5 million and $1.8 million for the three months and year ended December 31, 2020, respectively (2019 — $3.4 million and $4.5 million, respectively). IMAX Systems gross margin includes marketing and commission costs of $1.0 million and $2.0 million for the three months and year ended December 31, 2020, respectively, (2019 — $0.5 million and $2.0 million, respectively). Film Distribution segment gross margin includes marketing expense of $0.3 million and $0.7 million for the three months and year ended December 31, 2020, respectively (2019 — recovery of $0.3 million and expense of $0.4 million, respectively).

(2)

Film Distribution margins were significantly influenced by impairment loss recorded of $0.1 million and $10.0 million for the three months and year ended December 31, 2020 to write-down the carrying value of certain documentary and alternative content film assets (2019 – $1.2 million and $1.4 million).

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, (iii) legal judgment and arbitration awards; (iv) exit costs, restructuring charges and associated impairments, (v) gain (loss) in the fair value of investments, as well as the related tax impact of these adjustments, and (vi) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net (loss) income attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net (loss) income attributable to common shareholders and the associated per share amounts to adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share is presented in the table below. Net (loss) income attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests. Accordingly, beginning in the first quarter of 2020, the Company updated its reconciliations of these non-GAAP financial measures to reflect this approach

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) interest expense, net of interest income; (ii) income tax expense or benefit; and (iii) depreciation and amortization, including film asset amortization. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) gain or loss in fair value of investments; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; (iv) legal judgment and arbitration award; (v) gain or loss from equity accounted investments; and (vi) exit costs, restructuring charges and associated impairments.

A reconciliation of net loss attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net loss attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests. Accordingly, beginning in the first quarter of 2020, the Company updated its reconciliations of these non-GAAP financial measures to reflect this approach.

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the condensed consolidated statements of cash flows). Cash provided by operating activities consist of net (loss) income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended December 31, 2020			For the Three Months Ended December 31, 2019
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net (loss) income	$(19,544)	$1,701	$(21,245)	$21,352	$3,181	$18,171
Add (subtract):
Income tax expense	1,898	717	1,181	4,782	858	3,924
Interest expense, net of interest income	1,537	(90)	1,627	381	(108)	489
Depreciation and amortization, including film asset amortization	12,312	1,099	11,213	17,987	1,266	16,721
EBITDA	$(3,797)	$3,427	$(7,224)	$44,502	$5,197	$39,305
Share-based and other non-cash compensation	5,693	226	5,467	6,173	143	6,030
Loss (gain) in fair value of investments	1,142	353	789	(2,026)	(642)	(1,384)
Write-downs, including asset impairments and credit loss expense	7,416	533	6,883	3,822	759	3,063
Legal judgment and arbitration awards(4)	4,105	—	4,105
Gain from equity accounted investments	—	—	—	(59)	—	(59)
Adjusted EBITDA per Credit Facility	$14,559	$4,539	$10,020	$52,412	$5,457	$46,955
Revenues attributable to common shareholders(2)	55,990	7,926	48,064	124,279	11,644	112,635
Adjusted EBITDA margin attributable to common shareholders	26.0%	57.3%	20.8%	42.2%	46.9%	41.7%

	For the Twelve Months Ended December 31, 2020 (1)			For the Twelve Months Ended December 31, 2019 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net (loss) income	$(157,486)	$(13,711)	$(143,775)	$58,571	$11,705	$46,866
Add (subtract):
Income tax expense	26,504	5,408	21,096	16,768	3,625	13,143
Interest expense, net of interest income	3,720	(370)	4,090	423	(524)	947
Depreciation and amortization, including film asset amortization	53,606	4,570	49,036	63,487	5,033	58,454
EBITDA	$(73,656)	$(4,103)	$(69,553)	$139,249	$19,839	$119,410
Share-based and other non-cash compensation	22,038	968	21,070	23,570	617	22,953
Loss in fair value of investments	2,081	631	1,450	517	165	352
Write-downs, including asset impairments and credit loss expense	36,337	8,364	27,973	6,806	1,040	5,766
Legal judgment and arbitration awards(4)	4,105	—	4,105	—	—	—
Loss from equity accounted investments	1,858	—	1,858	(3)	—	(3)
Exit costs, restructuring charges and associated impairments	—	—	—	850	—	850
Adjusted EBITDA per Credit Facility	$(7,237)	$5,860	$(13,097)	$170,989	$21,661	$149,328
Revenues attributable to common shareholders(2)	137,003	15,767	121,236	395,664	37,611	358,053
Adjusted EBITDA margin attributable to common shareholders	-5.3%	37.2%	-10.8%	43.2%	57.6%	41.7%

____________

(1)

Senior Secured Net Leverage Ratio calculated using twelve months ended Adjusted EBITDA per Credit Facility. During the second quarter of 2020, the Company entered into the Amendment to the Credit Facility Agreement which provides for, among other things, the suspension of the Senior Secured Net Leverage Ratio financial covenant through the first quarter of 2021.

(2)

	Three months ended December 31, 2020		Three months ended December 31, 2019		12 months ended December 31, 2020		12 months ended December 31, 2019
Total revenues		$55,990		$124,279		$137,003		$395,664
Greater China revenues	$26,323		$38,481		$52,331		$124,294
Non-controlling interest ownership percentage(3)	30.11%		30.26%		30.13%		30.26%
Deduction for non-controlling interest share of revenues		(7,926)		(11,644)		(15,767)		(37,611)
Revenues attributable to common shareholders		$48,064		$112,635		$121,236		$358,053
(3)	Weighted average ownership percentage for change in non-controlling interest share
(4)

Includes a $0.9 million charge recorded in the second quarter of 2020 within Selling, General and Administrative Expenses that has been reclassified to Legal Judgment and Arbitration Awards in the fourth quarter of 2020 in order to conform to the current period presentation.

Adjusted Net (Loss) Income Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	December 31, 2020		December 31, 2019
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Diluted EPS	Net Income	Diluted EPS
Net (loss) income attributable to common shareholders	$(21,245)	$(0.36)	$18,171	$0.29
Adjustments(1):
Share-based compensation	5,296	0.09	5,770	0.09
COVID-19 government relief benefits(2)	(1,880)	(0.03)	—	—
Legal judgment and arbitration awards(3)	4,105	0.07	—	—
Exit costs, restructuring charges and associated impairments	—	—	—	—
Loss (gain) in fair value of investments	789	0.01	(1,409)	(0.02)
Tax impact on items listed above(4)	(46)	—	(1,063)	(0.01)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	330	0.01	—	—
Adjusted net (loss) income(1)	$(12,651)	$(0.21)	$21,469	$0.35

Weighted average basic shares outstanding		58,872		61,228
Weighted average diluted shares outstanding		58,872		61,542

_____________

(1)	Reflects amounts attributable to common shareholders.
(2)

The Company recognized $1.9 million in benefits from the CEWS program as reductions to Selling, General and Administrative Expenses ($1.4 million) and Costs and Expenses Applicable to Revenues ($0.5 million).

(3)

Includes a $0.9 million charge recorded in the second quarter of 2020 within Selling, General and Administrative Expenses that has been reclassified to Legal Judgment and Arbitration Awards in the fourth quarter of 2020 in order to conform to the current period presentation.

(4)

For the year ended December 31, 2020, the Company recorded a valuation allowance to reduce the value of the deferred tax assets attributable to certain jurisdictions where management cannot reliably estimate future tax liabilities within the next five years, primarily due to uncertainties associated with the COVID-19 global pandemic. As a result, the calculated tax impact as a percentage of the related non-GAAP adjustments is lower than in the prior year.

	Year Ended		Year Ended
	December 31, 2020		December 31, 2019
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Diluted EPS	Net Income	Diluted EPS
Net (loss) income attributable to common shareholders	$(143,775)	$(2.43)	$46,866	$0.76
Adjustments(1):
Share-based compensation	20,558	0.35	22,236	0.36
COVID-19 government relief benefits(2)	(7,115)	(0.12)	—	—
Legal judgment and arbitration awards(3)	4,105	0.07	—	—
Exit costs, restructuring charges and associated impairments	—	—	850	0.01
Loss in the fair value of investments	1,450	0.02	333	0.01
Tax impact on items listed above(4)	(630)	(0.01)	(5,500)	(0.09)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	13,344	0.23	—	—
Adjusted net (loss) income(1)	$(112,063)	$(1.89)	$64,785	$1.05

Weighted average basic shares outstanding		59,237		61,310
Weighted average diluted shares outstanding		59,237		61,489

_____________

(1)	Reflects amounts attributable to common shareholders.
(2)

The Company recognized $6.4 million in benefits from the CEWS program and $0.7 million in benefits from the U.S. CARES Act, as reductions to Selling, General and Administrative Expenses ($6.0 million), Costs and Expenses Applicable to Revenues ($1.0 million) and Research and Development ($0.1 million) in the Consolidated Statements of Operations.

(3)

Includes a $0.9 million charge recorded in the second quarter of 2020 within Selling, General and Administrative Expenses that has been reclassified to Legal Judgment and Arbitration Awards in the fourth quarter of 2020 in order to conform to the current period presentation.

(4)

For the year ended December 31, 2020, the Company recorded a valuation allowance to reduce the value of the deferred tax assets attributable to certain jurisdictions where management cannot reliably estimate future tax liabilities within the next five years, primarily due to uncertainties associated with the COVID-19 global pandemic. As a result, the calculated tax impact as a percentage of the related non-GAAP adjustments is lower than in the prior year.

Free Cash Flow

	Three Months Ended	Twelve Months Ended
	December 31, 2020	December 31, 2020
Net cash provided by (used in) operating activities	$7,807	$(23,011)
Net cash used in investing activities	(1,647)	(9,255)
Free cash flow	$6,160	$(32,266)